Exhibit 99.1

Wuxi KangJiaFu Royal Traditional Investment Management Co., Ltd.

Consolidated Financial Statements

For the years ended December 31, 2013 and 2012

CONTENTS	PAGE(S)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2013 AND 2012	F-3

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012	F-4

CONSOLIDATED STATEMENTS OF CHANGES IN OWNERS’ DEFICIT
FOR THE TWO YEARS ENDED DECEMBER 31, 2013 AND 2012	F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012	F-6

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS	F-7 - F-20

F- 1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Owners of

Wuxi KangJiaFu Royal Traditional Investment Management Co., Ltd.

Report on the Financial Statements

We have audited the accompanying consolidated balance sheets of Wuxi KangJiaFu Royal Traditional Investment Management Co., Ltd. (the "Company") as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive loss, changes in owners’ deficit and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

The accompanying of financial statements has been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has negative working capital, suffered recurring losses from operations, and has a net capital deficiency that raises substantial doubts about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP

New York, New York

May 9, 2014

F- 2

WUXI KANGJIAFU ROYAL TRADITIONAL INVESTMENT MANAGEMENT CO., LTD

CONSOLIDATED BALANCE SHEETS

	December 31,
	2013	2012
Assets
Current assets:
Cash	$21,536	$190,290
Due from a related party	149,372	-
Inventories	117,935	114,227
Other current assets	35,277	48,767
Total current assets	324,120	353,284

Property and equipment, net	1,523,663	1,764,702
Advance payment for leasehold improvements	713,894	955,486
Rental deposits	97,636	94,597
Intangible assets, net	17,122	18,508
Total Assets	$2,676,435	$3,186,577

Liabilities and Owners’ Deficit
Current liabilities:
Other current liabilities	$1,197,223	$799,985
Due to third parties	738,884	-
Due to an owner	494,504	445,046
Unearned income	3,715,753	3,774,446
Total current liabilities	6,146,364	5,019,477

Advances from investors of new clubs	3,743,333	3,626,795
Total liabilities	9,889,697	8,646,272

Commitments and Contingencies

Owners’ Deficit
Paid-in capital	734,556	734,556
Due from an owner	(2,423,615)	(3,855,715)
Accumulated deficit	(4,816,088)	(2,666,268)
Accumulated other comprehensive income	(50,682)	37,637
Total owners’ deficit attributable to Wuxi KangJiaFu Royal Traditional Investment Management Co., Ltd.	(6,555,829)	(5,749,790)
Non-controlling interests	(657,433)	290,095
Total Owners’ Deficit	(7,213,262)	(5,459,695)

Total Liabilities and Owners’ Deficit	$2,676,435	$3,186,577

The accompanying notes are an integral part of the consolidated financial statements

F- 3

WUXI KANGJIAFU ROYAL TRADITIONAL INVESTMENT MANAGEMENT CO., LTD

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the years ended December 31,
	2013	2012

Revenues	$568,534	$486,710
Cost of revenues	(1,198,852)	(1,101,840)
Gross loss	(630,318)	(615,130)

Operating expenses
Selling and general and administrative expenses	(1,490,960)	(1,982,580)
Impairment of long-lived assets	(955,466)	-
Total operating expenses	(2,446,426)	(1,982,580)

Loss from operations	(3,076,744)	(2,597,710)

Other income/(expenses)
Interest income /(expenses)	(15,838)	489
Other income/(expenses)	(5)	4,023
Total other expenses	(15,843)	4,512

Loss before income taxes expenses	(3,092,587)	(2,593,198)
Income tax expenses	-	-
Net loss	(3,092,587)	(2,593,198)
Less: Net loss attributable to non-controlling interests	(942,767)	(587,184)
Net loss attributable to Wuxi Kangjiafu Royal Traditional Investment Management Co., Ltd	(2,149,820)	(2,006,014)

Comprehensive income
Net loss	(3,092,587)	(2,593,198)
Foreign currency translation adjustment	(93,080)	23,943
Total comprehensive loss	(3,185,667)	(2,569,255)
Less: Comprehensive loss attributable to non-controlling interests	(947,528)	(582,727)
Comprehensive Loss Attributable to Wuxi Kangjiafu Royal Traditional Investment Management Co., Ltd	$(2,238,139)	$(1,986,528)

The accompanying notes are an integral part of the consolidated financial statements

F- 4

WUXI KANGJIAFU ROYAL TRADITIONAL INVESTMENT MANAGEMENT CO., LTD

CONSOLIDATED STATEMENTS OF CHANGES IN OWNERS’ DEFICIT

	Paid-in capital	Due from an owner	Accumulated deficits	Accumulated other comprehensive income	Non-controlling interests	Total Deficit

Balance at January 1, 2012	$734,556	$(1,178,659)	$(660,254)	$18,151	$84,322	$(1,001,884)
Capital contribution from Non-controlling interests	-	-	-	-	788,500	788,500
Loan to an owner	-	(2,677,056)	-	-	-	(2,677,056)
Net loss	-	-	(2,006,014)	-	(587,184)	(2,593,198)
Foreign currency translation adjustment	-	-	-	19,486	4,457	23,943
Balance at December 31, 2012	734,556	(3,855,715)	(2,666,268)	37,637	290,095	(5,459,695)

Repayment from an owner	-	1,432,100	-	-	-	1,432,100
Net loss	-	-	(2,149,820)	-	(942,767)	(3,092,587)
Foreign currency translation adjustment	-	-	-	(88,319)	(4,761)	(93,080
Balance at December 31, 2013	$734,556	$(2,423,615)	$(4,816,088)	$(50,682)	$(657,433)	$(7,213,262)

The accompanying notes are an integral part of the consolidated financial statements.

F- 5

WUXI KANGJIAFU ROYAL TRADITIONAL INVESTMENT MANAGEMENT CO., LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(3,092,588)	$(2,593,198)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Depreciation	493,476	343,944
Amortization of intangible assets	3,504	1,341
Impairment of long-lived assets	955,466	-

Changes in current assets and liabilities:
Inventories	(37)	(5,673)
Other current assets	14,859	121,399
Rental deposits	-	(15,844)
Due from a related party	(142,766)	-
Other current liabilities	165,767	396,487
Unearned income	(177,590)	2,312,184
Net cash (used in)/provided by operating activities	(1,779,909)	560,640

Cash flows from investing activities:
Cash paid to purchase plant and equipment	(637,933)	(1,312,157)
Advance payment for leasehold improvement s	(47,686)	(180,642)
Cash paid to purchase intangible assets	(1,550)	(19,840)
Net cash used in investing activities	(687,169)	(1,512,639)

Cash flows from financing activities:
Loan to an owner	(205,627)	(2,678,564)
Collection from an owner	1,740,998	-
Due to an owner	34,691	82,856
Capital contribution from non-controlling interests	-	788,500
Due to third parties	729,090	-
Advances from investors of new clubs	-	2,687,433
Net cash provided by financing activities	2,299,152	880,225

Effect of foreign exchange rate on cash	(828)	37,254

Net change in cash	(168,754)	(34,520)

Cash at beginning of year	190,290	224,810
Cash at end of year	$21,536	$190,290

Supplemental cash flow information
Interest paid	$-	$-
Income taxes paid	$-	$-

Noncash investing and financing activities:
Acquisition of property, plant and equipment included in other current liabilities	$200,841	$111,704

The accompanying notes are an integral part of the consolidated financial statements.

F- 6

WUXI KANGJIAFU ROYAL TRADITIONAL INVESTMENT MANAGEMENT CO., LTD

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Wuxi KangJiaFu Royal Traditional Investment Management Co., Ltd. (the "Company" or "Wuxi KJF"), formerly known as Wuxi KangJiaFu Royal Traditional Health Management Co., Ltd., was incorporated in Wuxi City, Jiangsu Province of People’s Republic of China (the "PRC") on September 17, 2010, as a limited liability company which was 60% owned by Wuxi KangJiaFu Biotech Technology Co., Ltd, (the "KJF Biotech") and 40% owned by 20 individual shareholders with 2% each (the "Other Founders"). The Company is principally engaged in providing an integrated suite of physiotherapy services and solutions to individual customers.

On September 10, 2012, Mr. Yazhong Liao, Ms. Zhangmei Zhang and Mr. Huiwen Qu signed a series of share transfer agreements with KJF Biotech and Other Founders. According to these agreements, KJF Biotech and Other Founders of the Company transferred all of their shares to Mr. Yazhong Liao, Ms. Zhangmei Zhang and Mr. Huiwen Qu. Therefore, Mr. Yazhong Liao, Ms. Zhangmei Zhang and Mr. Huiwen Qu owned 60.004%, 27.498% and 12.498% equity interest of the Company, respectively.

Wuxi Binhu District KangJiaFu Royal Traditional Health Preserving Club (the "Wuxi Club") was incorporated in Wuxi City, Jiangsu Province of PRC on January 26, 2011 as a limited partnership. 39.8% of Wuxi Club was owned by Wuxi KJF, 60% was owned by 10 individual limited partners and 0.2% was owned by general partner Huiwen Qu. When Wuxi Club was incorporated, Wuxi KJF signed Unanimous Action Letter together with other 10 limited partners and one general partner. Pursuant to the Unanimous Action Letter, Wuxi KJF and the other 11 partners agreed that they would vote in concert on corporate matters with respect to Wuxi Club. Therefore, Wuxi KJF has the controlling voting interest of Wuxi Club and Wuxi Club is consolidated as a subsidiary of Wuxi KJF.

On November 15, 2012, KJF Group Inc. (the “KJF Group”) was incorporated in British Virgin Islands as a BVI Business Company. On November 15, 2012, KJF Group issued 50,000 shares with a par value of US$1.00 to 195 members. Mr. Yazhong Liao, Ms. Zhangmei Zhang, Mr. Huiwen Qu, Ms. Xiuxia Ji and Mr. Yimin Gu owned 14.994%, 13.994%, 11.996%, 4.998% and 4.918% ordinary shares of KJF Group, respectively, which is 50.9% in total. The other 190 individuals owned 49.1% ordinary shares of KJF Group. These 190 individuals are all individual investors Wuxi KJF entered into partnership co-investment agreements with in order to establish new clubs and expand business, including Wuxi, Nanjing, Jintan, Nantong, Yixing, Changzhou, Jiangyin and Shanghai. By issuing shares of KJF Group to these investors, Wuxi KJF has entered into agreement with them that the initial co-investment agreements were forfeited and their investment in clubs would be consideration for subscribing KJF Group’s shares at RMB100,000 for 99 shares (the “New Agreement”). The new agreement is effective upon the consummation of the going public of Wuxi KJF. Equity interest of the above 190 individual investors in correspondence clubs would be returned if the going public did not consummate.

On December 18, 2012, in accordance with the New Agreement, the new partners Ms. Qiuqiu Qian, Mr. Mingjie Xu and Mr. Xinhua Gu signed All Partners Resolution together with Wuxi KJF, 10 individual limited partners and general partner Huiwen Qu. According to the All Partners Resolution, 10 individual limited partners transferred all of their shares in Wuxi Club to the new partners and Wuxi KJF. Therefore, Wuxi KJF, Ms. Qiuqiu Qian, Mr. Mingjie Xu, Mr. Xinhua Gu, and Mr. Huiwen Qu owned 96.2%, 1.2%, 1.2%, 1.2%, and 0.2% equity interest of Wuxi Club, respectively.

Nanjing KangJiaFu Royal Traditional Health Preserving Club (the "Nanjing Club") was originally founded in Nanjing City, Jiangsu Province of PRC on August 31, 2012, as a limited partnership which was 58.33% owned by Wuxi KJF, 41.59% owned by 20 individual limited partners and 0.08% owned by general partner Huiwen Qu.

Jintan KangJiaFu Royal Traditional Health Preserving Club (the "Jintan Club") was originally founded in Jintan City, Jiangsu Province of PRC on October 10, 2013, as a subsidiary which was 100% owned by Wuxi KJF.

On January 17, 2014 (the “Signing Date“), Nanjing Kangjiafu Investment Consulting Co., Ltd. (the “Nanjing KJF”) entered into a series of contractual arrangements (the “VIE Agreements”), with Wuxi KJF and the owners of Wuxi KJF. For the proposes of entering into the VIE Agreements, Comjoyful Industrial Development Limited (the “Comjoyful HK”), a Hong Kong company was incorporated on April 8, 2013 by Comjoyful International Company, which has a 100% ownership interest in Comjoyful HK. On June 7, 2013, Comjoyful HK incorporated Nanjing KJF as a Wholly Foreign Owned Enterprise (“WFOE”) in the People’s Republic of China with 100% ownership interest in Nanjing KJF. Through control of the WFOE and the VIE Agreements, Comjoyful International Company controls Wuxi KJF.

F- 7

Entrusted Management Agreement

Pursuant to an entrusted management agreement (the “Entrusted Management Agreement”) among Yazhong Liao (“Mr. Liao”), Zhangmei Zhang (“Ms. Zhang”), Huiwen Qu (“Mr. Qu”) (collectively, the “Wuxi KJF Shareholders”), and Nanjing KJF, agreed to entrust the business operations and management of Wuxi KJF to Nanjing KJF until Nanjing KJF acquires all of the assets or equity of Wuxi KJF (as more fully described under “Exclusive Option Agreement” below). Pursuant to the Entrusted Management Agreement, Nanjing KJF manages all of Wuxi KJF’s operations, and controls all of Wuxi KJF’s cash flow and assets through entrusted or designated bank accounts, and Nanjing KJF assumes all the operation risks and bears all losses of Wuxi KJF, including paying all Wuxi KJF’s debts to the extent Wuxi KJF is not able to pay such debts. Nanjing KJF has right to collect a management fee from Wuxi KJF, which shall be paid after payment of a certain service fee to Nanjing KJF, as more fully described in the section entitled “Exclusive Technology Service Agreement” below. Wuxi KJF must appoint the persons designated by Nanjing KJF to be its executive director or directors, general manager, chief financial officer and any other senior officers. The Entrusted Management Agreement will remain in effect until Nanjing KJF acquires Wuxi KJF or Wuxi KJF is dissolved.

Shareholders’ Voting Proxy Agreement

Pursuant to a shareholders’ voting proxy agreement (the “Shareholders’ Voting Proxy Agreement”) between the Wuxi KJF Shareholders and Nanjing KJF, the Wuxi KJF Shareholders irrevocably appointed the designee of Nanjing KJF as their proxy to vote on all matters with respect to the Wuxi KJF Shareholders’ shares of Nanjing KJF. The Shareholders’ Voting Proxy Agreement may not be terminated prior to the completion of acquisition of all assets or equity of Wuxi KJF by Nanjing KJF.

Exclusive Option Agreement

Pursuant to the exclusive option agreement (the “Exclusive Option Agreement”) among the Wuxi KJF Shareholders, Wuxi KJF and Nanjing KJF, the Wuxi KJF Shareholders and Wuxi KJF granted Nanjing KJF an irrevocable, exclusive purchase option to purchase all or part of the shares of Wuxi KJF held by the Wuxi KJF Shareholders, and all the assets and business of Wuxi KJF. The option is exercisable at any time but only to the extent that such purchase does not violate any PRC law then in effect. The exercise price will be the minimum price permitted under then applicable PRC law. Only the Nanjing KJF has the power to terminate the Exclusive Option Agreement.

Exclusive Technology Service Agreement

Pursuant to the technology service agreement between Wuxi KJF and Nanjing KJF (the “Exclusive Technology Service Agreement”), Wuxi KJF engaged Nanjing KJF as the sole technology service provider relating to, among other things, consultation of product marketing, investment management, global marketing, enterprise management and certain other business services required by Wuxi KJF. Pursuant to the Exclusive Technology Service Agreement, Wuxi KJF agreed to pay a service fee to Nanjing KJF based on certain factors set forth in the agreement, and Wuxi KJF agreed not to engage any third party for any of its technology services provided under the agreement. In addition, Nanjing KJF exclusively owns all intellectual property rights resulting from the performance of this agreement. The Exclusive Technology Service Agreement will remain in effect until the acquisition of all assets or equity of Wuxi KJF by Nanjing KJF is completed or Wuxi KJF is dissolved.

Share Equity Pledge Agreement

In order to guarantee the performance by Wuxi KJF and Wuxi KJF Shareholders of their respective obligations under the VIE Agreements, Wuxi KJF, the Wuxi KJF Shareholders and Nanjing KJF entered into a Share Equity Pledge Agreement, pursuant to which the Wuxi KJF Shareholders pledged to Nanjing KJF all of their rights, titles and equity interest in Wuxi KJF, including the right to all dividends, money, interest, voting and other rights and benefits arising in respect of such equity interests. The Share Equity Pledge Agreement also prohibits the Wuxi KJF Shareholders from transferring their equity interests in Wuxi KJF while the agreement remains in effect.

As a result of the transactions described above, Comjoyful International Company became the record and beneficial owner of the share capital of Wuxi KJF and its subsidiaries indirectly. The reverse recapitalization of the Comjoyful was consummated.

F- 8

2.	GOING CONCERN

The consolidated financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of obligations in the normal course of business. The Company had recurring consolidated losses of $3,092,587 for the year ended December 31, 2013 and $2,593,198 for the year ended December 31, 2012, negative working capital of $5,822,244 as of December 31, 2013 and $4,666,193 as of December 31, 2012, and has a total owners’ deficit of $7,213,262 as of December 31, 2013 and $5,459,695 as of December 31, 2012. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

The management plans to raise necessary working capital by developing new products, and the owners of the Company Mr. Yazhong Liao, Ms. Zhangmei Zhang and Mr. Huiwen Qu would provide any capital shortfall. KJF Biotech has also committed to repay $2,423,615 to Wuxi KJF during the year 2014 (Note 15). There are no assurances that the Company will be successful in achieving these goals.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidated financial statements

The accompanying consolidated financial statements include the accounts of the parent company Wuxi KJF and its subsidiaries, including Wuxi Club, Nanjing Club and Jintan Cub in which the parent company holds equity interests of 39.8%, 58.33% and 100%, respectively. All transactions and balances between the Company and its direct or indirect owned subsidiaries have been eliminated upon consolidation.

The accompanying consolidated financial statements have been prepared and presented in accordance with generally accepted accounting principles in the United States of America (the “GAAP”).

Foreign currency transactions and translation

The reporting currency of the Company is United States Dollar (the “USD”) and the functional currency of Wuxi KJF is Renminbi (the “RMB) as China is the primary economic environment in which they operate.

For financial reporting purposes, the financial statements of Wuxi KJF, which are prepared using RMB, are translated into the reporting currency, United States dollar ("U.S. dollar") so to be consolidated with the Company’s. Monetary assets and liabilities denominated in currencies other than the reporting currency are translated into the reporting currency at the rates of exchange ruling at the balance sheet date. Revenues and expenses are translated using average rates prevailing during the reporting period. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income in owners’ deficit. Transaction gains and losses are recognized in the statements of operations and comprehensive income.

F- 9

The exchange rates applied are as follows:

	December 31, 2013	December 31, 2012
Balance sheet items, except for equity accounts	6.1122	6.3086

	Years ended December 31,
	2013	2012
Items in the statements of operations and comprehensive income, and statements cash flows	6.1943	6.3116

Use of estimates

The preparation of the consolidated financial statements in accordance with US GAAP requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets, liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews its estimates and assumptions including those related to the useful lives and recoverability of the carrying amount of property, plant and equipment, impairment of long-lived assets, and deferred tax based on historical experience and various other factors believed to be reasonable under the circumstances, and accruals for income tax uncertainties and other contingencies. Changes in facts and circumstances may result in revised estimates.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and demand deposits or liquid investments that are placed with banks and other financial institutions and are unrestricted as to withdrawal or use, or have remaining maturities of three months or less.

Inventories

Inventories are materials used in the physiotherapy process. Such items include; Chinese traditional medicine packages, essential oil, towels and so on, are stated at the lower of cost or market value. Cost is determined using weighted average method.

Fair value of financial instruments

ASC Topic 820 "Fair Value Measurement and Disclosures," defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy which requires classification based on observable and unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

F- 10

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates their hierarchy disclosures in each quarter.

Financial instruments include cash and cash equivalents, advance to suppliers, other current assets, amounts due from related parties, amounts due to related parties, and other current liabilities. The carrying amount reported in consolidated balance sheets approximated their fair values because of the short maturity of these instruments.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation.

The cost of an asset comprises its purchase price and any directly attributable costs of bringing that asset to its present working condition and location for its intended use. Repairs and maintenance of fixed assets are expensed as incurred. Subsequent expenditures for major reconstruction, expansion, improvement and renovation are capitalized when it is probable that future economic benefits in excess of the original assessment of performance will flow to the Company. Capitalized expenditures arising from major reconstruction, expansion and improvement are depreciated using the straight-line method over the remaining useful lives of the fixed assets. Capitalized expenditures arising from the renovation of fixed assets are depreciated on the straight-line basis over the expected beneficial periods.

The leasehold improvements represent the actual cost for bringing the club spaces and office spaces, the Company leased to the condition necessary for their intended use (to provide service to our customers or to provide work place for administrative staff). The costs include payments to fitment construction companies, construction materials, air conditioning system, electricity system, etc. Leasehold improvements are amortized over 5-year period, which is the shorter of the lease term and estimated useful life.

Depreciation is provided to write off the cost of property and equipment over their useful lives from the date on which they become fully operational and after taking into account their estimated salvage values, using the straight-line method:

Furniture, computer and electronic equipment and leasehold improvement	5 years
Office equipment	5 years
Motor vehicle	5 years

Management estimates the salvage value of property plant and equipment to be 5% of original value excluding leasehold improvement. The salvage value of leasehold improvement estimated by the management is 0%.

Intangible assets

Intangible assets include software and are stated at cost less accumulated amortization.

Intangible assets are amortized using the straight-line basis over the estimated useful lives as follows:

Accounting and operational software	5 years

Impairment of Long-Lived Assets

Long-lived assets, including property and equipment and purchased intangible assets with finite useful lives, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

F- 11

Recoverability of long-lived assets or asset groups to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. The Company recorded impairment losses for long-lived assets of $955,466 and $0 for the years ended December 31, 2013 and 2012, respectively. (See Note 6)

Revenue recognition

Revenues are recognized when the following four criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the service has been rendered, (iii) the fees are fixed or determinable, and (iv) collectability is reasonably assured.

Service Revenue

The Company generates service revenue primarily from providing physiotherapy service including pedicure, sauna and massage to its individual customers. Upon receipt of the upfront cash payments for the pre purchase of multiple massages from the individual customer, the full payment will be deferred and recognized as unearned income. The Company recognizes service revenue proportionately when services are provided to the customer, and there is no expiration date for the prepayment.

Sundry Foods Revenue

The Company also sells sundry foods to the individual customers when provided with physiotherapy services. Sundry Food Revenue is recognized after foods are delivered, the price is fixed or determinable and collection of the receivable is reasonably assured.

Cost of Revenues

Cost of revenues primarily consists of salaries, bonuses and allowances paid to physiotherapists and other service staff, rental payments, materials consumed during the physiotherapy, the depreciation and amortization of property and equipment, and the business taxes.

Operating leases

Wuxi KJF, Wuxi Club, Nanjing Club and Jintan all lease office or operating premises under non-cancelable operating leases. Payments made under operating leases are charged to the consolidated statements of income on a straight-line basis over the lease term. Rental and property management fee expenses for the years ended December 31, 2013 and 2012 were $659,810 and $607,797, respectively.

Wuxi KJF and Wuxi Club signed the lease agreement and property management agreement with the same landlord as their office and operation are in the same premise in July 2010. The lease term was 9 years with no renewal period. The rental increases 16.7% at the end of the third year and 21.4% at the end of the sixth year, and the property management fee remains flat.

Nanjing Club signed the lease and property management agreement in August 2011. The lease term was 10 years with no renewal period. There was a 184-day rental holiday at the inception of the lease and the rental increases 5% each year from the third year of the lease term and the property management fee remains flat.

Jintan Club signed the lease and property management agreement in April 2012. The lease term was 10 years with no renewal period. The rental increases 6% each year and the property management fee remains flat.

Wuxi KJF signed the lease and property management agreement for future Nantong Club in September 2011. The lease term was 10 years with no renewal period. There was a 150-day rental holiday at the inception of the lease and the rental increases 5% at the end of the third year and the end of the sixth year, and the property management fee remains flat.

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Income taxes

Current income taxes are provided for in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements. Net operating loss carry forwards and credits are applied using enacted statutory tax rates applicable to future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics.

The impact of an uncertain income tax position on the income tax return is recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant tax authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Interest and penalties on income taxes will be classified as a component of the provision for income taxes.

Comprehensive loss

Comprehensive loss includes net loss and foreign currency translation adjustments. Comprehensive loss is reported in the consolidated statements of operations and comprehensive loss. Accumulated other comprehensive loss, as presented on the balance sheets are the cumulative foreign currency translation adjustments.

Significant risks and uncertainties

Credit risk

Assets that potentially subject the Company to significant concentration of credit risk primarily consist of cash. The maximum exposure of such assets to credit risk is their carrying amount as of the balance sheet dates. As of December 31, 2013 and 2012, the Company held cash in banks of $21,536 and $190,290, respectively. Substantially all of the Company’s cash was deposited in financial institutions located in Mainland China, which were uninsured by the government authority. To limit exposure to credit risk relating to deposits, the Company primarily place cash deposits with large financial institutions in China which management believes are of high credit quality.

The Company’s operations are carried out in Mainland China. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. In addition, the Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, rates and methods of taxation, and the extraction of mining resources, among other factors.

Recently issued accounting pronouncements

In February 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income”. The ASU does not change the current requirements for reporting net income or other comprehensive income in financial statements. However, this ASU requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. The guidance is effective prospectively for reporting periods beginning after December 15, 2012 for public entities. The adoption of this standard did not have a material impact on the Company’s consolidated financial position or results of operations.

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In March 2013, the FASB issued ASU No. 2013-05, “Foreign Currency Matters, (Topic 830): Parent's Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity”, to resolve a diversity in accounting for the cumulative translation adjustment of foreign currency upon derecognition of a foreign subsidiary or group of assets. This ASU requires the parent to apply the guidance in Subtopic 830-30 to release any related cumulative translation adjustment into net income when a reporting entity (parent) ceases to have a controlling financial interest in a subsidiary or group of assets within a foreign entity. Accordingly, the cumulative translation adjustment should be released into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. Further, this ASU clarified that the parent should apply the guidance in subtopic 810-10 if there is a sale of an investment in a foreign entity, including both (1) events that result in the loss of a controlling financial interest in a foreign entity and (2) events that result in an acquirer obtaining control of an acquiree in which it held an equity interest immediately before the acquisition date. Accordingly, the cumulative translation adjustment should be released into net income upon the occurrence of those events. The provisions in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position or results of operations.

In July 2013, the FASB issued ASU No. 2013-11, “Income Taxes, (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry forward, a Similar Tax Loss, or a Tax Credit Carry forward Exists. The provisions in this update provide guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carry forward, similar tax loss, or tax credit carry forward exists. These provisions provide that an unrecognized tax benefit, or a portion thereof, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carry forward, a similar tax loss, or a tax credit carry forward, except to the extent that a net operating loss carry forward, a similar tax loss, or a tax credit carry forward is not available at the reporting date to settle any additional income taxes that would result from disallowance of a tax position, or the tax law does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, then the unrecognized tax benefit should be presented as a liability. The provisions in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position or results of operations.

4.	INVENTORIES

Inventories as of December 31, 2013 and 2012 consisted of the following:

	December 31,
	2013	2012
Medicinal materials	$81,310	$71,953
Other materials	36,625	42,274

Total	$117,935	$114,227

5.	OTHER CURRENT ASSETS

Other current assets as of December 31, 2013 and 2012 consisted of the following:

	December 31,
	2013	2012
Advances to staff for business use	$10,542	$15,391
Advance to a supplier	-	14,237
Others	24,735	19,139

Total	$35,277	$48,767

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6.	PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of December 31, 2013 and 2012:

	December 31,
	2013	2012
Leasehold improvements	$3,249,135	$2,063,837
Furniture and office equipment	152,256	127,291
Computer and electronic equipment	105,512	80,466
Motor vehicle	16,052	7,467
	3,522,955	2,279,061

Less: Accumulated depreciation and amortization	(1,030,991)	(514,359)
Less: Accumulated impairment	(968,301)	-

Total	$1,523,663	$1,764,702

Depreciation and amortization expenses for the years ended December 31, 2013 and 2012 were $493,476 and $343,944, respectively.

During the year ended December 31, 2013, a construction of a shopping mall was started around the location of Nanjing Club and significantly reduced Nanjing Club’s business. The construction is expected to take at least two years. In December 2013, the Company has decided to take voluntary action to temporarily suspend our business in Nanjing Club and reassess operations as Nanjing Club has been incurring significant operating losses. The reassessment was set to start from January 2014 and we expected to reopen Nanjing Club in June 2014. The Company determined that the sum of undiscounted cash flows from Nanjing Club is expected to be less than the carrying value of such long-lived assets group, and accordingly evaluated the impairment loss on the long-lived assets and recorded an impairment loss in the amount of $955,466 for the year ended December 31, 2013. The impaired assets were mainly leasehold improvements of Nanjing Club and furniture and office equipment in it. The fair value of the impaired long-lived assets was determined by the discounted cash flows from Nanjing Club future operation and determined to be $24,913 as of December 31, 2013.

The Company applies ASC topic 820, “Fair Value Measurements and Disclosures”. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 requires disclosures to be provided on fair value measurement.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 – Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 – Unobservable inputs which are supported by little or no market activity.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

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In accordance with ASC 820, the impaired long-lived assets of Nanjing Club is classified within Level 3 as the Company measures the fair value with the discounted cash flows from Nanjing Club future operation. This estimated assets was derived through application of the income approach which included the estimation of Nanjing Club’s following five years of pre-tax income, based on actual historical operating results coupled with management’s best estimate of future performance and certain market assumptions, and the estimation of the disposal value at the end of the five years. The Company applied a discount rate of approximately 16% as at December 31, 2013 which was determined through the assessment of the Company-specific and industry-specific risks.

7.	ADVANCE PAYMENT FOR LEASEHOLD IMPROVEMETN

Wuxi KJF has paid in advance to decoration suppliers for leasehold improvement for the new clubs. As of December 31, 2013 and 2012, the advance payment amounted to $713,894 and $955,486, respectively.

8.	RENTAL DEPOSITS

Wuxi KJF rents premises for its business clubs and was required to pay rental deposits pursuant to rental agreements and the rental deposits will be refunded after the lease terminates. As of December 31, 2013 and 2012, the rental deposits amounted to $97,636 and $94,597, respectively.

9.	INTANGIBLE ASSETS, NET

Intangible assets consisted of the following as of December 31, 2013 and 2012:

	December 31,
	2013	2012
Accounting and operational software	$22,058	$19,850
Less: Accumulated amortization	(4,936)	(1,342)

Total	$17,122	$18,508

Amortization expenses for the years ended December 31, 2013 and 2012 were $3,504 and $1,341, respectively. The estimated annual amortization expense for intangible asset is $4,412 for the years ended December 31, 2014, 2015 and 2016, $3,840 for the year ended December 31, 2017 and $79 for the year ended December 31, 2018.

10.	OTHER CURRENT LIABILITIES

Other current liabilities as of December 31, 2013 and 2012 consisted of the following:

	December 31,
	2013	2012
Payable for leasehold improvement and accrued rental expenses	$1,093,125	$451,381
Payroll payable and welfare payable	53,499	306,396
Other tax payable	50,599	42,208

Total	$1,197,223	$799,985

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11.	DUE TO THIRD PARTIES

On June 3, 2013, Wuxi KJF borrowed $467,917 from individual investor Teng Guoxiang for Jintan Club decoration with annual interest rate 4.2%, maturing on March 31, 2014.

On September 30, 2013, Wuxi KJF borrowed $81,804 from individual investor Bai Xiang for Jintan Club decoration with annual interest rate 10.9%, maturing on August 31, 2014;

On September 1, 2013, Jintan Club entered into a loan agreement with individual investor Teng Guoxiang with up-limit RMB 5 million ($818,036). As of December 31, 2013, Jintan Club has borrowed $189,163 from Teng Guoxiang for Jintan Club decoration interest free. The agreement expires on August 31, 2018, and the lender could demand the repayment with 30 days in-advance notice.

Interest expense for the above loans was $15,962 for the year ended December 31, 2013.

The weighted average interest rate on these loans outstanding as of the date of December 31, 2013 was 3.86%.

12.	ADVANCES FROM INVESTORS OF NEW CLUBS

Wuxi KJF entered into partnership co-investment agreements with 401 individual investors in order to establish new clubs and expand business, including Wuxi, Nanjing, Jintan, Nantong, Yixing, Changzhou, Jiangyin and Shanghai. As of December 31, 2013, only Wuxi Club, Nanjing Club and Jintan had started operations, and other clubs were still in start-up stage. As of December 31, 2013 and 2012, advances from investors of new clubs amounted to $3,743,333 and $3,626,795, respectively. The amount is non-interest bearing and will be invested into the new clubs as capital once they are founded per the original co-investment agreements. However per the New Agreements (See Note 1), 190 of the 401 investors entered into with Wuxi KJF, their investment of $3,188,705 in clubs would became consideration for subscribing KJF Group’s shares at RMB100,000 for 99 shares. The new agreement is effective upon the consummation of the reverse merger between Wuxi KJF and the Comjoyful. Equity interests of the above 190 individual investors in correspondence clubs would be returned if the reverse merger did not consummate. On January 17, 2014, the reverse merger between Wuxi KJF and the Comjoyful was consummated; therefore, the balance of advance from investors of new clubs as of December 31, 2013 and 2012 consisted of the following:

	December 31,
	2013	2012
Advance from investors of new clubs – subscription for KJF Group shares	$3,188,705	$-
Advance from investors of new clubs – subscription for club equity	554,628	3,626,795

Total	$3,743,333	$3,626,795

There was no restriction on the use of cash received from investors for clubs.

13.	UNEARNED INCOME

	December 31,
	2013	2012
Unearned income	$3,715,753	$3,774,446

The balances of unearned income as of December 31, 2013 and 2012 represented prepayment made by the customers for prepaying massages service. Service revenue was recognized proportionally when services are provided to customers, reducing unearned income balance. There is no expiration date for the prepayment, and the period in which revenue will be realized is uncertain. The prepayment is not refundable once made by the customers.

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14.	INCOME TAXES

The Company files separate tax returns to PRC taxation authorities.

Wuxi KJF and Jintan Club

Wuxi KJF and Jintan Club are subject to PRC Enterprise Income Tax ("EIT") on the taxable income in accordance with the relevant PRC income tax laws. The EIT rate for companies operating in the PRC is 25%.

Reconciliation between the statutory PRC EIT rate of 25% and the effective tax rate is as follows:

	December 31,
	2013	2012
	%	%
Reconciling items:
PRC statutory tax rate	(25)	(25)
Non- deductible expenses	12	21
Change in valuation allowance	13	4

Effective tax rate	0	0

Wuxi KJF and Jintan Club had deferred tax assets of approximately $696,098 and $361,748 as of December 31, 2013 and 2012, respectively that consist of tax loss carry forwards. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which those net operating losses are available. The Company considers projected future taxable income and tax planning strategies in making its assessment. At present, Wuxi KJF and Jintan Club do not have a sufficient operation profit to conclude that it is more-likely-than-not that Wuxi KJF and Jintan Club will be able to realize all of its tax benefits in the near future and therefore a valuation allowance was established for the full value of the deferred tax asset.

Wuxi Club and Nanjing Club

Wuxi Club and Nanjing Club are not subject to EIT as they are limited liability partnerships, however each individual partner is subject to the individual income tax ("IIT") on his/her distributive share of taxable income in accordance with the relevant PRC income tax laws. The IIT is calculated by taxable income multiplying with applicable tax rate, and then minus deducting amount.  Each enterprise partner is subject to EIT at its applicable EIT rate on its distributive share of taxable income from the partnership. Wuxi KJF, as Wuxi Club and Nanjing Club’s enterprise partner, is subject its distributive share in Wuxi Club and Nanjing Club’s taxable income  (39.80% and 58.33%, respectively)  to EIT at 25% tax rate. Wuxi KJF could also carry forward its distributive share in Wuxi Club and Nanjing Club’s deductible loss (39.80% and 58.33%, respectively) for 5 years to offset any future distributive taxable income from the respective club. But the distributive deductible loss from the 2 partnerships (Wuxi Club and Nanjing Club) could not be used to offset Wuxi KJF’s other operating income. Wuxi Club and Nanjing Club both incurred net loss for the year ended December 31, 2013 and 2012, and the amount was included in Wuxi KJF’s reconciliation and deferred tax assets determination.

The Company did not identify significant unrecognized tax benefits for years ended December 31, 2013 and 2012. They did not incur any interest and penalties related to potential underpaid income tax expenses and also believed that the adoption of pronouncement issued by FASB regarding accounting for uncertainty in income taxes did not have a significant impact on the unrecognized tax benefits within 12 months from December 31, 2013.

15.	EMPLOYEE BENEFIT PLAN

Full time employees of the Company and Wuxi KJF located in the PRC (mainland), participate in a government-mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance and other welfare benefits are provided to employees. The Company and Wuxi KJF accrue for these benefits based on certain percentages of the employees' salaries. The Company and Wuxi KJF accrued the welfare benefits of $205,664 and $260,059 as of December 31, 2013 and 2012, respectively.

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16.	RELATED PARTY TRANSACTIONS AND BALANCES

On its foundation, Wuxi KJF was 60% owned by KJF Biotech and 40% owned by 20 individual shareholders with 2% each. On September 10, 2012, Mr. Yazhong Liao, Ms. Zhangmei Zhang and Mr. Huiwen Qu signed a series of share transfer agreements with KJF Biotech and Other Founders. According to these agreements, KJF Biotech and Other Founders of the Company transferred all of their shares to Mr. Yazhong Liao, Ms. Zhangmei Zhang and Mr. Huiwen Qu. Therefore, Mr. Yazhong Liao, Ms. Zhangmei Zhang and Mr. Huiwen Qu owned 60.004%, 27.498% and 12.498% equity interest of Wuxi KJF, respectively. KJF Biotech’s current owners are Mr. Yazhong Liao, Ms. Zhangmei Zhang and Mr. Huiwen Qu. The Company and KJF Biotech share certain officers and employees, who are working roughly half the time for the Company and half the time for KJF Biotech. The salaries and associated expenses of these officers and employees are equally shared by the Company and KJF Biotech. During the years ended December 31, 2013 and 2012, Wuxi KJF recorded $31,453 and $38,311 expenses for those shared officers and employees in selling and general and administrative expenses, respectively.

Due from an owner of $2,423,615 and $3,855,715 as of December 31, 2013 and 2012 was non-interest bearing loan to KJF Biotech that was primarily to KJF Biotech to support KJF Biotech’s operations. Pursuant to an agreement between the Wuxi KJF and KJF Biotech, the amount due from KJF Biotech as of December 31, 2012 should be repaid as below terms:

Terms	Repayment (percentage of total amount)
By June 30, 2013	10%
By December 31, 2013	25%
By June 30, 2014	30%
By December 31, 2014	35%
Total	100%

The balance was classified as a receivable in the equity as of December 31, 2013 and 2012, respectively.

During the years ended December 31, 2013, the amount of loans Wuxi KJF made to KJF Biotech was $205,627, and KJF Biotech repaid to Wuxi KJF $1,740,998. And during the years ended December 31, 2012, the amount of loans Wuxi KJF made to KJF Biotech was $2,678,564.

The balances of due to an owner as of December 31, 2013 and 2012 were $494,504 and $445,046, respectively, and represented payment made by KJF Biotech for operation purposes on behalf of Wuxi Club. During the years ended December 31, 2013 and 2012, KJF Biotech made in total $34,691 and $82,856 payments for Wuxi Club, respectively.

The Company’s trademark “Kangjiafu” was registered by KJF Biotech and the Company licensed it from KJF Biotech for free. The license agreement expires in November 2018.

Due from a related party of $149,372 represented expenses the Company paid on behalf of Comjoyful International Company during the year ended December 31, 2013 and is non-interest bearing. Comjoyful International Company is majority owned and controlled by the Company’s owners.

17.	CONCENTRATIONS AND CREDIT RISKS

As of December 31, 2013 and 2012, the Company held cash in banks of $21,536 and $190,290, respectively that is uninsured by the government authority. To limit exposure to credit risk relating to deposits, the Company primarily places cash deposits only with large financial institutions in the PRC with acceptable credit ratings.

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

No single customer accounted for 10% or more of total sales for the years ended December 31, 2013 and 2012. No single suppliers accounted for 10% or more of total inventory and service purchases for the years ended December 31, 2013 and 2012.

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18.	COMMITMENTS AND CONTINGENCY

Capital commitments

As of December 31, 2013, there were capital commitments amounting to $482,325 which were mainly related the leasehold improvements of the new clubs.

Operating lease commitments

The Company leased offices spaces and employee living spaces under non-cancellable operating leases.  Future minimum rental commitments for the next five years are as follows:

December 31,

2014	$648,558
2015	673,316
2016	708,378
2017	737,730
2018	791,775
2019 and then after	1,585,164
Total	$5,144,921

Contingency

Wuxi Club completed fitment work at the end of 2010. Just before the local Fire Control Bureau’s issuance of the Fire Control Permit to Wuxi Club, provincial government issued a new regulation, which forbids the operation of any densely-populated business on or above 4th floors of a building. Wuxi Club is located on 29th floor of a building. The local Fire Control Bureau did not issue Fire Control Permit to Wuxi Club but verbally agreed that Wuxi Club could go on operating on the 29th floor. According to Article 58 of Fire Protection Law of the People's Republic of China, local government has the right to cease the operation of a business if the required Fire Control Permit is not obtained. The local Fire Control Bureau performed regular annual fire control inspection on Wuxi Club without any defects noted. We believe the local Fire Control Bureau has substantially approved our operations. Wuxi Club has not received any notification from the government that the operation shall be ceased. Cease of operation of Wuxi Club remains a possibility but not probable.

19.	SUBSEQUENT EVENTS

The management evaluated all events subsequent to the balance sheet date through the date the consolidation financial statements were available to be issued. There are no significant matters to make material adjustments or disclosure in the financial statements except the events mentioned in Note 1.

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